				  FORM 8-K


			       CURRENT REPORT


		    Pursuant to Section 13 or 15(d) of the
			Securities Exchange Act of 1934


	      Date of Report (Date of earliest event reported)
			    December 20, 1995


	RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (DESERET) 1988 D-1 (Exact name of registrant as specified in its charter)

       New York                 33-14843                36-6878767
(State or other jurisdic-       (Commission File        (IRS Employer
 tion of incorporation)         Number)                 Identification No.)



National Rural Utilities Cooperative
  Finance Corporation
Woodland Park
2201 Cooperative Way, Herndon, VA                               22071-3025
(Address of principal executive offices)                        (ZIP Code)




Registrant's telephone number, including area code:     (703) 709-6700









   (Former name or former address, if changed since last report)

Item 5. Other Events

       In accordance with Section 5.01 of the Trust Agreement, a semi-annual report dated December 20, 1995 was sent to certificate-holders. A copy of the report appears as an exhibit to this filing.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits

	(c)     Exhibits

		The following exhibit is filed herewith:

		21.1    Semi-annual Report to Certificateholders dated
			December 20, 1995.

				 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				     NATIONAL RURAL UTILITIES COOPERATIVE
					FINANCE CORPORATION




								/s/  Steven L. Lilly
				    Steven L. Lilly, Chief Financial Officer





December 20, 1995

	Exhibit Index


(21.1)  Semi-annual Report to Certificateholders dated December 20, 1995.

To the holders of:

RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (DESERET) 1988D-1
CUSIP:  781681 AL 5

The following information has been furnished to us, as your Trustee, by National Rural Utilities Cooperative Finance Corporation (the "Servicer"), pursuant to Section 5.1 of the Trust Agreement dated February 15, 1988, and amended as of March 16, 1988.


		Certificate Payment Date:       December 15, 1995

		Distribution Allocable to
		   Principal:                   $          0.00

		Distribution Allocable to
		   Interest:                    $    929,280.00

		Distribution Allocable to
		   Premium:                     $          0.00

		Fees Distributed to Servicer:   $      9,600.00

		Principal Balance of Certificates
		   Outstanding:                 $ 19,200,000.00


No delinquency in payment under either the Note or the Guarantee has occurred and no Event of Servicing Termination, or, to the best of the Servicer's knowledge, event that with notice or lapse of time or both would become an Event of Servicing Termination, has occurred and is continuing.

I, the undersigned, do hereby certify that I am a Responsible Officer of National Rural Utilities Cooperative Finance Corporation, and as such officer, I further certify that to the best of my knowledge and belief, the Semiannual Report is complete and accurate.

				      NATIONAL RURAL UTILITIES COOPERATIVE
					     FINANCE CORPORATION


										 /s/  Steven L. Lilly
				       (Title) Chief Financial Officer


December 20, 1995